PROSPECTUS SUPPLEMENT                                           Rule 424(b)(3)
                                                             File No. 33-60129







                        MENTOR GRAPHICS CORPORATION

                    SUPPLEMENT DATED NOVEMBER 13, 1995
                                     TO
                       PROSPECTUS DATED JULY 12, 1995




          Gershon Gannot, one of the Selling Shareholders named in the Prospectus, has made a gift of 58,500 Shares to Zilla Schill ("Donee"), which Shares may be sold pursuant to the Prospectus by Donee. Donee beneficially owns a total of 58,500 shares of Common Stock of Mentor Graphics Corporation and is not an officer, director or employee of Mentor Graphics Corporation.